EXHIBIT 21.1

Subsidiaries of the Registrant

The following are the subsidiaries of FAT Brands Inc., a Delaware corporation, as of December 29, 2024. Pursuant to Item 601(b)(21)(ii) of Regulation S-K, the list omits (i) certain subsidiaries which, considered in the aggregate, would not constitute a significant subsidiary, and (ii) consolidated subsidiaries that are wholly-owned and carrying on the same line of business (franchising, ownership and operation of restaurants). The number in parentheses following the name of certain subsidiaries indicates the number of wholly-owned multiple subsidiaries of the parent subsidiary which carry on the same line of business as the parent subsidiary. All of the omitted subsidiaries operate in the United States.

1.FAT Brands Royalty I, LLC, a Delaware limited liability company
2.Buffalo’s Franchise Concepts Inc., a Delaware corporation
3.Ponderosa Franchising Company LLC, a Delaware limited liability company
4.Ponderosa International Development Inc., a Delaware corporation
5.Puerto Rico Ponderosa Inc., a Delaware corporation
6.Hurricane AMT, LLC, a Delaware limited liability company
7.EB Franchises LLC, a Delaware limited liability company
8.Johnny Rockets Licensing Canada LLC, a Delaware limited liability company
9.Fatburger North America, Inc., a Delaware corporation
10.Bonanza Restaurant Company LLC, a Delaware limited liability company
11.Johnny Rockets Licensing LLC, a Delaware limited liability company
12.FAT Virtual Restaurants LLC, a Delaware limited liability company
13.FAT Brands Management, LLC, a Delaware limited liability company
14.Fog Cutter Acquisition LLC, a Delaware limited liability company
15.The Johnny Rockets Group, Inc., a Delaware corporation
16.GFG Management, LLC, a Delaware limited liability company
17.HDOS Acquisition, LLC, a Delaware limited liability company
18.Global Franchise Group, LLC, a Delaware limited liability company
19.FAT Brands GFG Royalty I, LLC, a Delaware limited liability company
20.HDOS Franchise Brands, LLC, a Delaware limited liability company (3)
21.Marble Slab Franchise, LLC, a Delaware limited liability company (3)
22.GAC Franchise Brands, LLC, a Delaware limited liability company (3)
23.PM Franchise Brands, LLC, a Delaware limited liability company (3)
24.GAC Manufacturing, LLC, a Delaware limited liability company
25.GAC Supply, LLC, a Delaware limited liability company
26.PT Franchise Brands, LLC, a Delaware limited liability company (2)
27.Round Table Pizza, Inc., a Delaware corporation (2)
28.Twin Hospitality Group Inc., a Delaware corporation
29.Twin Hospitality I, LLC, a Delaware limited liability company (2)
30.Twin Restaurant, LLC, a Delaware limited liability company (27)
31.Twin Restaurant Development, LLC, a Texas limited liability company (30)
32.Twin Restaurant Franchise, LLC, a Delaware limited liability company (1)
33.Twin Restaurant RE, LLC, a Texas limited liability company (4)
34.Barbecue Integrated, Inc. a Delaware limited liability company (3)
35.FAT Brands Fazoli’s Native I, LLC, a Delaware limited liability company
36.Native Grill and Wings Franchising, LLC, a Delaware limited liability company
37.Fazoli’s Holdings, LLC, a Delaware limited liability company (5)
38.Fazoli’s Joint Venture, Ltd., a Kentucky limited partnership
39.Fazoli’s Franchising Systems, LLC, a Delaware limited liability company
40.FB Resid Holdings I LLC, a Delaware limited liability company
41.WBS FB 2023 Holdings LLC, a Delaware limited liability company
42.FAT GFG Notes I, LLC, a Delaware limited liability company